UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 29, 2007

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32195 (Commission File Number)	33-1073076 (I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA (Address of principal executive offices)	23230 (Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 1, 2007, Genworth Financial, Inc. (the “Company”) furnished its financial supplement for the quarter ended December 31, 2006 on a Current Report on Form 8-K. On January 9, 2007, the Company announced the reorganization of its businesses into three new operating segments: Retirement and Protection, International and U.S. Mortgage Insurance. The reorganization was intended to more directly align high-growth international, mortgage insurance and retirement and protection business opportunities. In addition, on January 10, 2007, the Company entered into a Stock Purchase Agreement, whereby the Company agreed to sell its group life and health insurance business for $650 million in cash. A revised financial supplement for the quarter ended December 31, 2006 reflecting the realigned segment reporting structure is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 2.02.

All updates to the financial supplement relate solely to the presentation of segment specific disclosures and the effects of the classification of the group life and health business presented as discontinued operations and have no effect on the Company’s previously reported results of operations, financial condition or cash flows.

The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

The following material is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Financial Supplement for the quarter ended December 31, 2006, reflecting changes in segment reporting structure and group life and health business presented as discontinued operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

DATE: March 29, 2007

By:  /s/ Scott R. Lindquist

        Scott R. Lindquist

        Vice President and Controller

        (Principal Accounting Officer)

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